STRUCTURING FEE AGREEMENT

[    ], 2010

UBS Securities LLC

299 Park Avenue

New York, New York

10171

Ladies and Gentlemen:

This agreement is between Eaton Vance Management (including any successor or assign by merger or otherwise, the “Company”) and UBS Securities LLC (“UBS”) with respect to the Eaton Vance Tax-Advantaged Bond and Option Strategies Fund (the “Fund”).

1. Fee. In consideration of certain financial advisory services that UBS has provided to the Company in assisting the Company in structuring and organizing the Fund, which may but need not necessarily include views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund’s investments in light of current market conditions, (ii) marketing issues with respect to the Fund’s investment policies and proposed investments, (iii) the proportion of the Fund’s assets to invest in the Fund’s strategies, (iv) the overall marketing and positioning thesis for the Fund’s initial public offering, the Company shall pay a fee to UBS in the aggregate amount of $[        ] (the “Fee”). In the event the offering does not proceed, UBS will not receive any fees under this Agreement. The Fee shall be paid on the closing of the purchase and sale of the common shares pursuant to the Underwriting Agreement on [    ], 2010 or as otherwise agreed to by the parties.

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3. Indemnification. The Company agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Confidential Advice. Except to the extent legally required (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, UBS and its counsel), none of (i) the name of UBS, (ii) any advice rendered by UBS to the Company, or (iii) the terms of this Agreement or any communication from UBS in connection with the services performed by UBS pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without UBS’ prior written consent, which consent will not be unreasonably withheld in the case of clause (i) and (iii) (but not (ii)).

5. Information. The Company recognizes and confirms that UBS (a) has used and relied primarily on the information provided by the Company and on information available from

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generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund. To the best of the Company’s knowledge, the information provided by the Company, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify UBS if it learns of any material inaccuracy or misstatement in, or material omission from, any information provided by the Company to UBS pursuant to this Section 5.

6. Not an Investment Advisor. The Company acknowledges that you have not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Company acknowledges and agrees that UBS has been retained to act solely as an advisor to the Company, and the Company’s engagement of UBS is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Company.

7. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).

8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and UBS consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

10. Successors and Assigns. This Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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12. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of the Company is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Company by an officer or Trustee of the Company in his or her capacity as an officer or Trustee of the Company and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Company.

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This Agreement shall be effective as of the date first written above.

EATON VANCE MANAGEMENT

By:
Name:	Frederick S. Marius
Title:	Vice President

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Indemnification Agreement

[    ], 2010

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

In connection with the engagement of UBS Securities LLC (“UBS”) to advise and assist the undersigned (including any successor or assign by merger or otherwise, the “Company”) with the matters set forth in the Structuring Fee Agreement dated [    ], 2010 between the Company and UBS (the “Agreement”), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in relating to or arising out of the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any such Proceeding, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of UBS. In addition, in the event that UBS becomes involved in any capacity in any such Proceeding, the Company will reimburse UBS for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS has been retained to perform services bears to the fees paid to UBS under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS’ prior written consent (which consent shall not be unreasonably withheld in the case of a Proceeding involving only the payment of money damages), unless such settlement, compromise or consent (i) includes an unconditional release of UBS from all liability in any way related to or arising out of such Proceeding and (ii) does not impose any actual or potential liability upon UBS and does not contain any factual or legal admission by or with respect to UBS or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of UBS or any action or inaction by UBS. For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities LLC or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS’ engagement. This Indemnification Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

EATON VANCE MANAGEMENT

By:
Name:	Frederick Marius
Title:	Vice President

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title: